 As filed with the Securities and Exchange Commission on September 25, 1998 File No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ----------

                            CABLETRON SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                 04-2797263
              --------                                 ----------
    (State or other jurisdiction of                   (IRS Employer
    incorporation or organization)                  Identification No.)

                               35 Industrial Way
                        Rochester, New Hampshire  03867
                -----------------------------------------------
         (Address of principal executive offices, including zip code)

 NETVANTAGE, INC. EQUITY INCENTIVE PLAN; NETVANTAGE, INC. 1996 INCENTIVE STOCK PLAN; NETVANTAGE, INC. 1994 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN; and
      NETVANTAGE, INC. 1992 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN
      ------------------------------------------------------------------
                           (Full title of the plans)

                             David J. Kirkpatrick
                            Director of Finance and
                            Chief Financial Officer
                            Cabletron Systems, Inc.
                               35 Industrial Way
                        Rochester, New Hampshire  03867
                                (603) 332-9400
          -----------------------------------------------------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of           Amount          Proposed        Proposed      Amount of
Securities         to be           maximum         maximum       registration
to be              registered      offering        aggregate     fee
registered                         price per       offering
                                   share/(1)/      price/(1)/
--------------------------------------------------------------------------------
Common Stock,      1,434,900       $6.24           $8,953,776    $2,650
par value $0.01    shares
________________________________________________________________________________


/(1)/The offering price for the shares of Cabletron Systems, Inc. common stock, par value $0.01 (the "Shares") subject to options on the date hereof is the average per share exercise price of such options. The average per share exercise price is equal to the aggregate exercise price for NetVantage, Inc. ("NetVantage") Class A, Class B and Class E Common Stock purchasable pursuant to all options under the NetVantage, Inc. Equity Incentive Plan; NetVantage, Inc. 1996 Incentive Stock Plan; NetVantage, Inc. 1994 Incentive and Nonstatutory Stock Option Plan; and NetVantage, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (collectively, the "NetVantage Stock Option Plans") divided by the number of shares purchasable pursuant to all such NetVantage options and rounded to the nearest whole cent.

                            Exhibit Index on page 7

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

Cabletron Systems, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 1998 (which incorporates by reference certain information from the Registrant's Proxy Statement relating to the 1998 Annual Meeting of Shareholders) (File No. 1-10288).

(b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998 (File No.01-10228).

(c) The Registrant's Current Report on Form 8-K filed on September 10, 1998 (File No. 1-10228).

(d) The Registrant's Current Report on Form 8-K filed on July 31, 1998 (File No. 1-10228).

(e) The Registrant's Current Report on Form 8-K filed on March 31, 1998 (File No. 1-10228).

(f) The Registrant's Current Report on Form 8-K/A filed on March 4, 1998 (File No. 1-10228).

(g)  All other reports filed by the Registrant with the Commission pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

(h) The description of the common stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 1-10288) filed with the Commission under Section 12 of the Exchange Act on April 9, 1989, including all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not required.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          No material interests.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation, as amended, provides that the Company's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation, as amended, further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Exhibit

4.1. Specimen stock certificate representing Cabletron Common Stock which is incorporated by reference to Exhibit 4.1 of Cabletron's Registration Statement on Form S-1 (File No. 33-28055).

4.2.      NetVantage, Inc. Equity Incentive Plan.

4.3.      NetVantage, Inc. 1996 Incentive Stock Plan.

4.4.      NetVantage, Inc. 1994 Incentive and Nonstatutory Stock Option Plan.

4.5.      NetVantage, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

4.6. Form of Stock Option Assumption Agreement used in connection with the NetVantage, Inc. Equity Incentive Plan; NetVantage, Inc. 1996 Incentive Stock Plan; NetVantage, Inc. 1994 Incentive and Nonstatutory Stock Option Plan; and NetVantage, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

5.        Opinion of Ropes & Gray.

23.1.     Consent of KPMG Peat Marwick LLP.

23.2.     Consent of PricewaterhouseCoopers LLP.

23.3. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24. Powers of Attorney (included in Part II of this registration statement under the caption "Signatures").

Item 9.   Undertakings.
          ------------

(a)       The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                                           --------  -------
(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                      -5-

                                  SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New Hampshire on September 25, 1998.



                                  By: /s/ David J. Kirkpatrick
                                     -------------------------------
                                     David J. Kirkpatrick
                                     Executive Vice-President of
                                     Finance and Chief
                                     Financial Officer


     Each person whose signature appears below constitutes and appoints Craig R. Benson and David J. Kirkpatrick, and each of them individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by Cabletron Systems, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown on the date indicated.

Signature                    Capacity                          Date
---------                    --------                          ----


 /s/ Craig R. Benson         Chairman, President, Chief       September 25, 1998
---------------------------  Executive Officer, Treasurer
Craig R. Benson              and Director (principal
                             executive officer)

 /s/ David J. Kirkpatrick    Executive Vice-President of      September 25, 1998
---------------------------  Finance and Chief Financial
David J. Kirkpatrick         Officer (principal financial and
                             accounting officer)

 /s/ Michael D. Myerow       Secretary and Director           September 25, 1998
---------------------------
Michael D. Myerow



 /s/ Paul R. Duncan          Director                         September 25, 1998
---------------------------
Paul R. Duncan



 /s/ Donald F. McGuinness    Director                         September 25, 1998
---------------------------
Donald F. McGuinness

                                 EXHIBIT INDEX

Exhibit
Number                 Title of Exhibit                            Page
-------                ----------------                            ----

4.1.      Specimen stock certificate representing Cabletron
          Common Stock which is incorporated by reference to Exhibit 4.1 of Cabletron's Registration Statement on Form S-1 (File No. 33-28055).

4.2.      NetVantage, Inc. Equity Incentive Plan.

4.3.      NetVantage, Inc. 1996 Incentive Stock Plan.

4.4.      NetVantage, Inc. 1994 Incentive and Nonstatutory
          Stock Option Plan.

4.5.      NetVantage, Inc. 1992 Incentive and Nonstatutory
          Stock Option Plan.

4.6. Form of Stock Option Assumption Agreement used in connection with the NetVantage, Inc. Equity
          Incentive Plan; NetVantage, Inc. 1996 Incentive
          Stock Plan; NetVantage, Inc. 1994 Incentive and
          Nonstatutory Stock Option Plan; and NetVantage,
          Inc. 1992 Incentive and Nonstatutory Stock Option
          Plan.

5.        Opinion of Ropes & Gray.

23.1.     Consent of KPMG Peat Marwick LLP.

23.2.     Consent of PricewaterhouseCoopers LLP.

23.3. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24. Powers of Attorney (included in Part II of this registration statement under the caption
          "Signatures").